UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2013

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-173048

Maryland	27-5466153
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

260 Franklin Street, Suite 1900, Boston, MA 02110	(617) 340-3814
(Address of principal executive offices)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-I2 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.I4d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets

On October 1, 2013 and November 15, 2013, Plymouth Opportunity REIT, Inc. (the "Company") through its operating partnership, Plymouth Opportunity OP LP, completed investments in TCG 5400 FIB LP ("5400 FIB"), which owns a recently acquired warehouse facility (the "Property") in Atlanta, Georgia containing 682,750 rentable square feet of space. The purchase price of the Property was $21.9 million which included $15.0 million of secured debt. At the time of each of the Company's investments, the Property was 100% leased. The Company funded its investments in 5400 FIB with $3.9 million of proceeds from its initial public offering.

Item 9.01   Financial Statements and Exhibits

(d)   The following exhibit is transmitted herewith:

10.1   Independent Auditors Report – TCG 5400 FIB LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2014

PLYMOUTH INDUSTRIAL REIT, INC.

By:       /s/ Jeffrey E. Witherell

Jeffrey E. Witherell
Chief Executive Officer